EXHIBIT j

                             CONSENT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM









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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 22, 2006, relating to the financial statements and financial highlights which appears in the June 30, 2006 Annual Report to Shareholders of Phoenix Mid-Cap Value Fund, Phoenix Pathfinder Fund, Phoenix Total Value Fund, and Phoenix Worldwide Strategies Fund (constituting Phoenix Equity Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 26, 2006